Exhibit 10.1

Costco Wholesale Corporation

Executive Bonus Plan

For fiscal year 2023, executive officers other than the Chief Executive Officer and the President are eligible for a bonus of up to approximately $232,000. This amount includes $80,000 based on the achievement of specified targets relating to sales and $80,000 based on the achievement of specified targets relating to pre-tax income. The potential payment attributable to each of these performance goals may be from zero to up to 120% of the award target amount, based on the level of achievement of the goal. Up to $40,000 can be earned relating to environmental and social objectives: $24,000 relating to achievement of quantitative performance metrics (including metrics concerning diversity equity and inclusion, resource consumption, and other emissions and environmental-related areas); and up to $16,000 based on a discretionary assessment by the Chief Executive Officer of the officers’ environmental and social achievements (including, without limitation, progress in controlling emissions).

For fiscal year 2023, the Chief Executive Officer is eligible to receive a bonus of up to $700,000. This amount includes $250,000 based on the achievement of specified targets relating to sales and $250,000 based on the achievement of specified targets relating to pre-tax income. The potential payment attributable to each of these performance goals may be from zero to up to 120% of the award target amount, based on the level of achievement of the goal. Up to $100,000 can be earned relating to environmental and social objectives for achievement of quantitative performance metrics (including metrics concerning diversity equity and inclusion, resource consumption, and other emissions and environmental-related areas).

For fiscal 2023, the President is eligible to receive a bonus of up to $464,000. This amount includes $160,000 based on the achievement of specified targets relating to sales and $160,000 based on the achievement of specified targets relating to pre-tax income. The potential payment attributable to each of these performance goals may be from zero to up to 120% of the award target amount, based on the level of achievement of the goal. In addition, up to $80,000 can be earned relating to environmental and social objectives for achievement of quantitative performance metrics (as discussed above for executive officers).

The final bonus amounts are subject to the approval of the Compensation Committee. To be eligible for the annual bonus, an individual must be employed by the Company at the time bonus checks are issued (November).